SUB-ITEM 77I: Exhibit
                                     SELIGMAN MUNICIPAL SERIES TRUST



           Information regarding the changes in respect of the Registrant's Class C shares and Class D shares, effective as of the close of business on May 16, 2008, is incorporated by reference to the Registrant's Prospectus filed on Form 497 on April 1, 2008 (SEC Accession No. 0001169232-08-001545).